                                                                   EXHIBIT 10.24


                                PROMISSORY NOTE
                                 (this "Note")

U.S. $7,000,000.00                                      August 23, 1996 ("Date")

FOR VALUE RECEIVED, XETEL CORPORATION ("Borrower"), a Delaware corporation, promises to pay to the order of TEXAS COMMERCE BANK NATIONAL ASSOCIATION ("Bank") on or before August 31, 1998, (the "Termination Date"), at its banking house at 700 Lavaca, Austin, Travis County, Texas, or at such other location as Bank may designate, in lawful money of the United States of America, the lesser of (i) the principal sum of SEVEN MILLION AND NO/100THS UNITED STATES DOLLARS (U.S. $7,000,000.00) (the "Maximum Loan Total"); or (ii) the aggregate unpaid principal amount of all loans made by Bank (each such loan being a "Loan"), which may be outstanding on the Termination Date. Each Loan shall be due and payable on the maturity date agreed to by Bank and Borrower with respect to such Loan (the "Maturity Date"). In no event shall any Maturity Date fall on a date after the Termination Date. Subject to the terms and conditions of this Note and the Loan Documents, Borrower may borrow, repay and reborrow all or any part of the credit provided for herein at any time before the Termination Date, there being no limitation on the number of Loans made so long as the total unpaid principal amount at any time outstanding does not exceed the Maximum Loan Total.

       "Board" means the Board of Governors of the Federal Reserve System of the United States.

       "Borrowing Date" means any Business Day on which Bank shall make or continue a Loan hereunder.

       "Business Day" means a day: (i) on which Bank and commercial banks in New York City are generally open for business; and (ii) with respect to LIBOR Loans, on which dealings in United States Dollar deposits are carried out in the interbank markets.

       "Highest Lawful Rate" means the maximum nonusurious rate of interest from time to time permitted by applicable law. If Texas law determines the Highest Lawful Rate, Bank has elected the "indicated" (weekly) ceiling as defined in the Texas Credit Code or any successor statute. Bank may from time to time, as to current and future balances, elect and implement any other ceiling under such Code and/or revise the index, formula or provisions of law used to compute the rate on this open-end account by notice to Borrower, if and to the extent permitted by, and in the manner provided in such Code.

       "Interest Period" means the period commencing on the Borrowing Date and ending on the Maturity Date, consistent with the following provisions. The duration of each Interest Period shall be: (a) in the case of a Prime Rate Loan, a period of up to the Termination Date unless any portion thereof is converted to a LIBOR Loan hereunder; and (b) in the case of a LIBOR Loan, a period of up to one, two, three, four or six months; in each case as selected by Borrower and agreed to by Bank. Borrower's choice of Interest Period is subject to the following limitations: (i) No Interest Period shall end on a date after the Termination Date; and (ii) If the last day of an Interest Period would be a day other than a Business Day, the Interest Period shall end on the next succeeding Business Day (unless the Interest Period relates to a LIBOR Loan and the next succeeding Business Day is in a different calendar month than the day on which the Interest Period would otherwise end, in which case the Interest Period shall end on the next preceding Business Day).

       "LIBOR Loan" means a Loan which bears interest at a rate determined by reference to the LIBOR Rate.

       "LIBOR Rate" means a per annum interest rate determined by Bank by dividing: (i) the average rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) of the rates per annum at which United States dollar deposits in an amount comparable to the principal amount of the LIBOR Loan to which such LIBOR Rate is applicable for a term equal to or substantially equal to the Interest Period are offered by Bank to prominent banks in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of the applicable Interest Period; by (ii) Statutory Reserves.

       "Loan Documents" means this Note and any document or instrument evidencing, securing, guaranteeing or given in connection with this Note including, but not limited to that certain Credit Agreement of even date herewith executed by and between Borrower and Bank (the "Credit Agreement").

       "Obligations" means all principal, interest and other amounts which are or become owing under this Note or any other Loan Document.

       "Obligor" means Borrower and any guarantor, surety, co-signer, general partner or other person who may now or hereafter be obligated to pay all or any part of the Obligations.

       "Prime Rate" means the rate determined from time to time by The Chase Manhattan Bank as its prime rate. The Prime Rate shall change automatically from time to time without notice to Borrower or any other person. THE PRIME RATE IS A REFERENCE RATE AND MAY NOT BE THE BANK'S LOWEST RATE.

       "Prime Rate Loan" means a Loan which bears interest at a rate determined by reference to the Prime Rate.

       "Statutory Reserves" means the difference (expressed as a decimal) of the number one minus the aggregate of the maximum reserve percentages (including, without limitation, any marginal, special, emergency, or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which Bank is subject to, with respect to the LIBOR Rate, for Eurocurrency Liabilities (as defined in Regulation D of the Board). Such reserve percentages shall include, without limitation, those imposed under such Regulation D. LIBOR Loans shall be deemed to constitute Eurocurrency Liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any bank under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.




                              Page 1 of 5 Pages

       Loans may be either Prime Rate Loans or LIBOR Loans. Borrower shall pay interest on the unpaid principal amount of each Prime Rate Loan at a rate per annum equal to the lesser of: (i) the Prime Rate in effect from time to time plus zero percent (O%) (the "Effective Prime Rate"); or (ii) the Highest Lawful Rate. Accrued interest on each Prime Rate Loan is due and payable on the last day of each month and at the Maturity Date. Borrower shall pay interest on the unpaid principal amount of each LIBOR Loan for the Interest Period with respect thereto at the lesser of: (i) the Effective LIBOR Rate (as hereinafter defined); or (ii) the Highest Lawful Rate. The Effective LIBOR Rate for each LIBOR Loan shall mean: (i) for the first $3,500,000.00 or less outstanding hereunder, a rate per annum equal to the LIBOR Rate plus one and one-quarter percent (1.25%); and (ii) for Loans outstanding equal to or in excess of $3,500,000.00, a rate per annum equal to the LIBOR Rate plus one and three-quarters percent per annum (1.75%). The Effective LIBOR Rate for any LIBOR Loan shall be determined based upon the aggregate amount of all Loans outstanding hereunder at the time of each request for a LIBOR Loan and such Effective LIBOR Rate shall continue to be the applicable interest rate for the length of each such LIBOR Loan until the end of the applicable Interest Period. Accrued interest on each LIBOR Loan is due on the last day of each Interest Period applicable thereto, and in the case of an Interest Period in excess of one month, on each day which occurs every thirty days after the initial date of such Interest Period, and on any prepayment (on the amount prepaid).

       If at any time the effective rate of interest which would otherwise be payable on any Loan evidenced by this Note exceeds the Highest Lawful Rate, the rate of interest to accrue on the unpaid principal balance of such Loan during all such times shall be limited to the Highest Lawful Rate, but any subsequent reductions in such interest rate shall not become effective to reduce such interest rate below the Highest Lawful Rate until the total amount of interest accrued on the unpaid principal balance of such Loan equals the total amount of interest which would have accrued if the Effective Prime Rate, or Effective LIBOR Rate, whichever is applicable, had at all times been in effect.

       Each LIBOR Loan shall be in an amount not less than $200,000.00 and an integral multiple of $100,000.00. Interest shall be computed on the basis of the actual number of days elapsed and a year comprised of 360 days, unless such calculation would result in a usurious interest rate, in which case such interest shall be calculated on the basis of a 365 or 366 day year, as the case may be.

       The unpaid principal balance of this Note at any time will be the total amounts advanced by Bank, less the amount of all payments or prepayments of principal. Absent manifest error, the records of Bank will be conclusive as to amounts owed. Loans shall he made on Borrower's irrevocable notice to Bank, given not later than 10:00 A.M. (Houston time) on, in the case of LIBOR Loans, the third Business Day prior to the proposed Borrowing Date or, in the case of Prime Rate Loans, the first Business Day prior to the proposed Borrowing Date. Each notice of a requested borrowing (a "Notice of Requested Borrowing") under this paragraph may be oral or written, and shall specify: (i) the requested amount; (ii) proposed Borrowing Date; (iii) whether the requested Loan is to be a Prime Rate Loan or LIBOR Loan; and (iv) Interest Period for the LIBOR Loan. If any Notice of Requested Borrowing shall be oral, Borrower shall deliver to Bank prior to the Borrowing Date a confirmatory written Notice of Requested Borrowing.

       Borrower may on any Business Day prepay the outstanding principal amount of any Prime Rate Loan, in whole or in part. Borrower shall have no right to prepay any LIBOR Loan.

       Provided that no Event of Default has occurred and is continuing, Borrower may elect to continue all or any part of any LIBOR Loan beyond the expiration of the then current Interest Period relating thereto by providing Bank at least three Business Day's written or telecopy notice of such election, specifying the Loan or portion thereof to be continued and the Interest Period therefor and whether it is to be a Prime Rate Loan or LIBOR Loan provided that any continuation as a LIBOR Loan shall not be less than $200,000.00 and shall be in an integral multiple of $100,000.00. If an Event of Default shall have occurred and be continuing, the Borrower shall not have the option to elect to continue any such LIBOR Loan or to convert Prime Rate Loans into LIBOR Loans. Provided that no Event of Default has occurred and is continuing, Borrower may elect to convert any Prime Rate Loan at any time or from time to time to a LIBOR Loan by providing Bank at least three Business Days' written or telecopy notice of such election, specifying each Interest Period therefor. Any conversion of Prime Rate Loans shall not result in a borrowing of LIBOR Loans in an amount less than $200,000.00 and in integral multiples of $100,000.00.

       If at any time Bank determines in good faith (which determination shall be conclusive) that any change in any applicable law, rule or regulation or in the interpretation, application or administration thereof makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for Bank or its foreign branch or branches to maintain any LIBOR Loan by means of dollar deposits obtained in the London interbank market (any of the above being described as a "LIBOR Event"), then, at the option of Bank, the aggregate principal amount of all LIBOR Loans outstanding shall be prepaid; however the prepayment may be made at the sole option of the Bank with a Prime Rate Loan. Upon the occurrence of any LIBOR Event, and at any time thereafter so long as such LIBOR Event shall continue, the Bank may exercise its aforesaid option by giving written notice thereof to Borrower.

       If Bank determines after the date of this Note that any change in applicable laws, rules or regulations regarding capital adequacy, or any change in the interpretation or administration thereof by any appropriate governmental agency, or compliance with any request or directive to Bank regarding capital adequacy (whether or not having the force of law) of any such agency, increases the capital required to be maintained with respect to any LIBOR Loan and therefore reduces the rate of return on Bank's capital below the level Bank could have achieved but for such change or compliance (taking into consideration





                               Page 2 of 5 Pages

Bank's policies with respect to capital adequacy), then Borrower will pay to Bank from time to time, within 15 days of Bank's request, any additional amount required to compensate Bank for such reduction. Bank will request any additional amount by delivering to Borrower a certificate of Bank setting forth the amount necessary to compensate Bank. The certificate will be conclusive and binding, absent manifest error. Bank may make any assumptions, and may use any allocations of costs and expenses and any averaging and attribution methods, which Bank in good faith finds reasonable.

       If any domestic or foreign law, treaty, rule or regulation (whether now in effect or hereinafter enacted or promulgated, including Regulation D of the Board) or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law): (a) changes, imposes, modifies, applies or deems applicable any reserve, special deposit or similar requirements in respect of any Loan or against assets of, deposits with or for the account of, or credit extended or committed by, Bank; or (b) imposes on Bank or the interbank eurocurrency deposit and transfer market or the market for domestic bank certificates or deposit any other condition affecting any such Loan; and the result of any of the foregoing is to impose a cost to Bank of agreeing to make, funding or maintaining any such Loan or to reduce the amount of any sum receivable by Bank in respect of any such Loan, then Bank may notify Borrower in writing of the happening of such event and Borrower shall upon demand pay to Bank such additional amounts as will compensate Bank for such costs as determined by Bank. Without prejudice to the survival of any other agreement of Borrower under this Note, the obligations of Borrower under this paragraph shall survive the termination of this Note.

       Borrower will indemnify Bank against, and reimburse Bank on demand for, any loss, cost or expense incurred or sustained by Bank (including without limitation any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Bank to fund or maintain LIBOR Loans) as a result of: (a) any payment or prepayment (whether permitted by Bank or required hereunder or otherwise) of all or a portion of any LIBOR Loan on a day other than the Maturity Date of such Loan; (b) any payment or prepayment, whether required hereunder or otherwise, of any LIBOR Loan made after the delivery of a Notice of Requested Borrowing but before the applicable Borrowing Date if such payment or prepayment prevents the proposed Loan from becoming fully effective; or (c) the failure of any LIBOR Loan to be made by Bank due to any action or inaction of Borrower. Such funding losses and other costs and expenses shall be calculated and billed by Bank and such bill shall, as to the costs incurred, be conclusive absent manifest error.

       All past-due principal and interest on this Note, will, at Bank's option, bear interest at the Highest Lawful Rate, or if applicable law does not provide for a maximum nonusurious rate of interest, at a rate per annum equal to the Prime Rate plus three percent (3%).

       In addition to all principal and accrued interest on this Note, Borrower agrees to pay: (a) all reasonable costs and expenses incurred by Bank and all owners and holders of this Note in collecting this Note through probate, reorganization, bankruptcy or any other proceeding; and (b) reasonable attorney's fees if and when this Note is placed in the hands of an attorney for collection.

       Borrower and Bank intend to conform strictly to applicable usury laws. Therefore, the total amount of interest (as defined under applicable law) contracted for, charged or collected under this Note will never exceed the Highest Lawful Rate. If Bank contracts for, charges or receives any excess interest, it will be deemed a mistake. Bank will automatically reform the contract or charge to conform to applicable law, and if excess interest has been received, Bank will either refund the excess to Borrower or credit the excess on the unpaid principal amount of this Note. All amounts constituting interest will be spread throughout the full term of this Note in determining whether interest exceeds lawful amounts.

       If any Event of Default (as defined in the Credit Agreement) shall occur, then Bank may do any or all of the following: (i) cease making Loans hereunder; (ii) declare the Obligations to be immediately due and payable, without notice of acceleration or of intention to accelerate, presentment and demand or protest or notice of any kind, all of which are hereby expressly waived; (iii) set off, in any order, against the Obligations any debt owing by Bank to any Obligor, including, but not limited to, any deposit account, which right is hereby granted by each Obligor to Bank; and (iv) exercise any and all other rights under the Loan Documents, at law, in equity or otherwise.

       No waiver of any default is a waiver of any other default. Bank's delay in exercising any right or power under any Loan Document is not a waiver of such right or power.

       Each Obligor severally waives notice, demand, presentment for payment, notice of nonpayment, notice of intent to accelerate, notice of acceleration, protest, notice of protest, and the filing of suit and diligence in collecting this Note and all other demands and notices, and consents and agrees that its liabilities and obligations will not be released or discharged by any or all of the following, whether with or without notice to it or any other Obligor, and whether before or after the stated maturity hereof: (i) extensions of the time of payment; (ii) renewals; (iii) acceptances of partial payments; (iv) releases or substitutions of any collateral or any Obligor; and (v) failure, if any, to perfect or maintain perfection of any security interest in any collateral. Each Obligor agrees that acceptance of any partial payment will not constitute a waiver and that waiver of any default will not constitute waiver of any prior or subsequent default.

       Where appropriate the neuter gender includes the feminine and the masculine and the singular number includes the plural number.

       Borrower represents and agrees that: all Loans evidenced by this Note are and will be for business, commercial, investment or other similar purpose and not primarily for personal, family, or household use as


                               Page 3 of 5 Pages
such terms are used in Chapter One of the Texas Credit Code. Borrower represents and agrees that each of the following statements is true: (i) No advances will be used primarily for agricultural purposes as such term is used in the Texas Credit Code. (ii) No advances will be used for the purpose of purchasing or carrying any margin stock as that term is defined in Regulation U of the Board. Notwithstanding anything contained herein or in any other Loan Document, if this is a consumer credit obligation (as defined or described in 12 C.F.R. 227, Regulation AA, promulgated by the Board), the security for this credit obligation will not extend to any non-possessory security interest in household goods (as defined in Regulation AA) other than a purchase money security interest, and no waiver of any notice contained herein or therein will extend to any waiver of notice prohibited by Regulation AA.

       Chapter 15 of the Texas Credit Code shall not apply to this Note or to any Loan evidenced by this Note.

       (a) THIS NOTE IS GOVERNED BY TEXAS LAWS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. To the maximum extent permitted by law, any controversy or claim arising out of or relating to this Note, including but not limited to any claim based on or arising from an alleged tort or an alleged breach of any agreement contained in this Note, shall, at the request of any party hereto (either before or after the commencement of judicial proceedings), be settled by mandatory and binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA Rules" and pursuant to Title 9 of the United States Code, or if Title 9 does not apply, the Texas General Arbitration Act. In any arbitration proceeding: (i) all statutes of limitations which would otherwise be applicable shall apply; and
(ii) the proceeding shall be conducted in Austin, Texas, by a single arbitrator if the amount in controversy is $1 million or less, or by a panel of three arbitrators if the amount in controversy (including but not limited to all charges, principal, interest fees and expenses) is over $1 million. Arbitrators are empowered to resolve any controversy by summary rulings substantially similar to summary judgments and motions to dismiss. Arbitrators may order discovery conducted in accordance with the Federal Rules of Civil Procedures. All arbitrators will be selected by the process of appointment from a panel, pursuant to the AAA Rules. Any award rendered in the arbitration proceeding will be final and binding, and judgment upon any such award may be entered in any court having jurisdiction.

       (b) If any party to this Note files a proceeding in any court to resolve any controversy or claim, such action will not constitute a waiver of the right of such party or a bar to the right of any other party to seek arbitration under the provisions hereof or that of any other claim or controversy, and the court shall, upon motion of any party to the proceeding, direct that the controversy or claim be arbitrated in accordance herewith.

       (c) No provision of, or the exercise of any rights under, hereunder shall limit or impair the right of any party hereto before, during or after any arbitration proceeding to: (i) exercise self-help remedies including but not limited to setoff or repossession; (ii) foreclose any lien on or security interest in any collateral; or (iii) obtain relief from a court of competent jurisdiction to prevent the dissipation, damage, destruction, transfer, hypothecation, pledging or concealment of assets or collateral including, but not limited to attachments, garnishments, sequestrations, appointments of receivers, injunctions or other relief to preserve the status quo.

       (d) To the maximum extent permitted by applicable law and the AAA Rules, neither Bank nor any Obligor or any Affiliate (as defined in the Credit Agreement), officer, director, employee, attorney, or agent of either shall have any liability with respect to, and Bank and each Obligor waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental and consequential damages suffered or incurred by such person in connection with, arising out of, or in any way related to, this Note or any of the other Loan Documents. Each of Bank and each Obligor waives, releases, and agrees not to sue each other or any of their Affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Note or any of the other Loan Documents, or any of the transactions contemplated by this Note or any of the other Loan Documents. Nothing contained herein, however, shall be construed as a waiver of any Obligor's or the Bank's right to compel arbitration of disputes pursuant to subparagraphs (a) and (b), above.

       (e) Nothing herein shall be considered a waiver of the right or protections afforded Bank by 12 U.S.C. 91, Texas Banking Code Art. 342-609 or any similar statute.

       (f) Each party agrees that any other party may proceed against any other liable person, jointly or severally, or against one or more of them, less than all, without impairing rights against any other liable persons. A party shall not be required to join the principal Obligor or any other liable persons (e.g., sureties or guarantors) in any proceeding against any person. A party may release or settle with one or more liable persons as the party deems fit without releasing or impairing right to proceed against any persons not so released.

       This Note is governed by Texas law. If any provision of this Note is illegal or unenforceable, that illegality or unenforceability will not affect the remaining provisions of this Note. BORROWER AND BANK AGREE THAT TRAVIS COUNTY, TEXAS IS PROPER VENUE FOR ANY ACTION OR PROCEEDING BROUGHT BY BORROWER OR BANK, WHETHER IN CONTRACT, TORT, OR OTHERWISE. ANY ACTION OR PROCEEDING AGAINST BORROWER MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT IN SUCH COUNTY TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW. TO THE EXTENT PERMITTED BY APPLICABLE LAW BORROWER HEREBY IRREVOCABLY (A) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS, AND (B) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE


                               Page 4 of 5 Pages

VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT OR THAT ANY SUCH COURT IS AN INCONVENIENT FORUM. BORROWER AGREES THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS SPECIFIED BELOW. BANK MAY SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW AND MAY BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR WITH RESPECT TO ANY OF ITS PROPERTY IN COURTS IN OTHER PROPER JURISDICTIONS OR VENUES.

       For purposes of this Note, any assignee or subsequent holder of this Note will be considered the "Bank," and each successor to Borrower will be considered the "Borrower."

       Each Borrower and cosigner represents that if it is not a natural person, it is duly organized and validly existing and in good standing under the laws of the state of its incorporation or organization; has full power to own its properties and to carry on its business as now conducted; is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification desirable; and has not commenced any dissolution proceedings. Each Borrower and cosigner that is subject to the Texas Revised Partnership Act ("TRPA") agrees that Bank is not required to comply with Section 3.05(d) of the TRPA and agrees that Bank may proceed directly against one or more partners or their property without first seeking satisfaction from partnership property. Each Borrower and cosigner represents that if it conducts business under an assumed business or professional name it has properly filed Assumed Name Certificate(s) in the office(s) required by Chapter 36 of the Texas Business and Commerce Code. Each of the persons signing below as Borrower or cosigner represents that he/she has full requisite power and authority to execute and deliver this Note to Bank on behalf of the party for whom he/she signs and to bind such party to the terms and conditions of this Note and that this Note is enforceable against such party.

       NO COURSE OF DEALING BETWEEN BORROWER AND BANK, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EXTRINSIC EVIDENCE OF ANY NATURE MAY BE USED TO CONTRADICT OR MODIFY ANY TERM OF THIS NOTE OR ANY OTHER LOAN DOCUMENT.

       THIS NOTE AND THE OTHER WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

       IN WITNESS WHEREOF, Borrower has executed this Note effective the day, month and year first aforesaid.



                                    BORROWER: XETEL CORPORATION

                                         By:  /s/ RICHARD S. CHILINSKI
                                             -----------------------------------
                                         Name:  Richard S. Chilinski
                                               ---------------------------------
                                         Title: Vice President, Chief Financial
                                                Officer and Assistant Secretary
                                                --------------------------------



(Bank's signature is provided as its acknowledgment of the above as the final written agreement between the parties and as its agreement with each Borrower subject to TRPA that Bank is not required to comply with Section 3.05(d) of TRPA.)

TEXAS COMMERCE BANK NATIONAL ASSOCIATION

By:  /s/ RALPH T. BEASLEY
    --------------------------------
Name:  Ralph T. Beasley
      ------------------------------
Title:  Vice President
       -----------------------------





                               Page 5 of 5 Pages

                                CREDIT AGREEMENT
                                (BORROWING BASE)

THIS CREDIT AGREEMENT (as amended, restated and supplemented from time to time, this "Agreement") by and between XETEL CORPORATION ("Borrower") and TEXAS COMMERCE BANK NATIONAL ASSOCIATION ("Bank") is dated as of August 23, 1996 (the "Effective Date").

1. THE LOAN.

     REVOLVING CREDIT NOTE 1.1 Subject to the terms and conditions hereof, Bank agrees to make loans ("Loan" or "Loans") to Borrower from time to time before the Termination Date, not to exceed at any one time outstanding the lesser of the Borrowing Base or $7,000,000.00 (the "Commitment"). Borrower has the right to borrow, repay and reborrow. Each Loan and each repayment must be at least the minimum amount required in the Note. The Loans may only be used for supporting Borrower's accounts receivable and inventory. Chapter 15 of the Texas Credit Code will not apply to this Agreement, the Note or any Loan. The Loans will be evidenced by, and will bear interest and be payable as provided in, the promissory note of Borrower dated the Effective Date (together with any and all renewals, extensions, modifications and replacements thereof and substitutions therefor, the "Note"). "Termination Date" means the earlier of: (a) August 31, 1998; or (b) the date specified by Bank pursuant to Section 6.1 hereof.

     BORROWING BASE 1.2 The Borrowing Base will be the amount shown as the BORROWING BASE on the most recent Borrowing Base Report, subject to verification by Bank and calculated using the eligibility criteria, borrowing base factors and dollar ceilings for various components specified in the attached Exhibit A, incorporated herein by reference.

     REQUIRED PAYMENT 1.3 If the unpaid amount of the Loan at any time exceeds the Borrowing Base then in effect, Borrower must make a payment on the Note in an amount sufficient to reduce the unpaid principal balance of the Note to an amount no greater than the Borrowing Base. Such payment shall be accompanied by any prepayment charge required by the Note and shall be due concurrently with the Borrowing Base Report.

     COMMITMENT FEE 1.4 Borrower will pay a commitment fee (computed on the basis of the actual number of days elapsed in a year comprised of 360 days) of one-eighth of one percent (1/8%) per annum on the daily average difference between the Commitments and the principal balance of the Note, from the date hereof to the Termination Date. The Commitment fee is due and payable quarterly in arrears beginning on September 30, 1996.

     PAST DUE AMOUNTS 1.5 Each amount due to Bank in connection with the Loan Documents will bear interest from its due date until paid at the Highest Lawful Rate unless the applicable Loan Document provides otherwise.

2. CONDITIONS PRECEDENT.

     ALL LOANS 2.1 Bank is not obligated to make any Loan unless: (a) Bank has received the following, duly executed and in Proper Form: (1) a Request for Loan, substantially in the form of Exhibit B, within the time required in the Note; provided however, Bank may accept and act upon verbal advance requests received from Borrower's representative reasonably believed by Bank to be authorized to make such requests; (2) a Borrowing Base Report within the time required by this Agreement; and (3) such other documents as Bank reasonably may require; (b) no Event of Default exists; and (c) the making of the Loan is not prohibited by, or subjects Bank to any penalty or onerous condition under any Legal Requirement.

     FIRST LOAN 2.2 In addition to the matters described in the preceding section, Bank will not be obligated to make the first Loan unless: (i) Bank has received all of the Loan Documents specified on Annex I in Proper Form; and (ii) Bank has completed a satisfactory field audit of Borrower's inventory.

3. REPRESENTATIONS AND WARRANTIES. To induce Bank to enter into this Agreement and to make the Loans, Borrower represents and warrants as of the Effective Date and the date of each request for a Loan that each of the following statements is and shall remain true and correct throughout the term of this
Agreement:

     ORGANIZATION AND STATUS 3.1 Borrower and each Subsidiary of Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; has all power and authority to conduct its business as presently conducted, and is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification desirable. Borrower has no Subsidiary other than those listed on Annex II and each Subsidiary is owned by Borrower in the percentage set forth on Annex II. If Borrower is subject to the Texas Revised Partnership





                               Page 1 of 9 Pages

Act ("TRPA"), Borrower agrees that Bank is not required to comply with Section 3.05(d) of TRPA and agrees that Bank may proceed directly against one or more partners or their property without first seeking satisfaction from partnership property.

       FINANCIAL STATEMENTS 3.2 All financial statements delivered to Bank are complete and correct and fairly present, in accordance with generally accepted accounting principles, consistently applied ("GAAP"), the financial condition and the results of operations of Borrower and each Subsidiary of Borrower as at the dates and for the periods indicated. No material adverse change has occurred in the financial condition of the Borrower since the dates of such financial statements. Neither Borrower nor any Subsidiary of Borrower is subject to any instrument or agreement materially and adversely affecting its financial condition, business or affairs.

       ENFORCEABILITY 3.3 The Loan Documents are legal, valid and binding obligations of the Parties enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency and other similar laws affecting creditors' rights generally. The execution, delivery and performance of the Loan Documents have all been duly authorized by all necessary action; are within the power and authority of the Parties; do not and will not violate any Legal Requirement, the Organizational Documents of the Parties or any agreement or instrument binding or affecting the Parties or any of their respective Property.

       COMPLIANCE 3.4 Borrower and each Subsidiary of Borrower has filed all applicable tax returns and paid all taxes shown thereon to be due, except those for which extensions have been obtained and those which are being contested in good faith and for which adequate reserves have been established. Borrower and each Subsidiary of Borrower is in compliance with all applicable Legal Requirements and manages and operates (and will continue to manage and operate) its business in accordance with good industry practices. Neither Borrower nor any Subsidiary of Borrower is in default in the payment of any other indebtedness or under any agreement to which it is a party. The Parties have obtained all consents of and registered with all Governmental Authorities or other Persons required to execute, deliver and perform the Loan Documents.

       LITIGATION 3.5 Except as previously disclosed to Bank in writing, there is no litigation or administrative proceeding pending or, to the knowledge of Borrower, threatened against, nor any outstanding judgment, order or decree affecting Borrower or any Subsidiary of Borrower before or by any Governmental Authority.

       TITLE AND RIGHTS 3.6 Borrower and each Subsidiary of Borrower has good and marketable title to its Property, free and clear of any Lien except for Liens permitted by this Agreement and the other Loan Documents. Except as otherwise expressly stated in the Loan Documents or permitted by this Agreement, the Liens of the Loan Documents will constitute valid and perfected first and prior Liens on the Property described therein, subject to no other Liens whatsoever. Borrower and each Subsidiary of Borrower possesses all permits, licenses, patents, trademarks and copyrights required to conduct its business. All easements, rights-of-way and other rights necessary to maintain and operate Borrower's Property have been obtained and are in full force and effect.

       REGULATION U; BUSINESS PURPOSE 3.7 None of the proceeds of any Loan will be used to purchase or carry, directly or indirectly, any margin stock or for any other purpose which would make this credit a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System. All Loans will be used for business, commercial, investment or other similar purpose and not primarily for personal, family, or household use or primarily for agricultural purposes as such terms are used in Chapter One of the Texas Credit Code.

       ENVIRONMENT 3.8 To the best knowledge of the Borrower, the Borrower and each Subsidiary of Borrower have complied with applicable Legal Requirements in each instance in which any of them have generated, handled, used, stored or disposed of any hazardous or toxic waste or substance, on or off its premises (whether or not owned by any of them). Neither Borrower nor any Subsidiary of Borrower has any material contingent liability for non-compliance with environmental or hazardous waste laws. Neither Borrower nor any Subsidiary of Borrower has received any notice that it or any of its Property or operations does not comply with, or that any Governmental Authority is investigating its compliance with, any environmental or hazardous waste laws.

       INVESTMENT COMPANY ACT/PUBLIC UTILITY HOLDING COMPANY ACT 3.9 Neither Borrower nor any Subsidiary of Borrower is an "investment company" within the meaning of the Investment Company Act of 1940 or a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.





                               Page 2 of 9 Pages

       STATEMENTS BY OTHERS 3.10 All statements made by or on behalf of Borrower, any Subsidiary of Borrower or any other of the Parties in connection with any Loan Document constitute the representation and warranty of Borrower hereunder.

4. AFFIRMATIVE COVENANTS. Borrower agrees to do, and if necessary cause to be done, and cause its Subsidiaries to do, each of the following:

       CORPORATE FUNDAMENTALS 4.1 (a) Pay when due all taxes and governmental charges of every kind upon it or against its income, profits or Property, unless and only to the extent that the same shall be contested in good faith and adequate reserves have been established therefor; (b) Renew and keep in full force and effect all of its licenses, permits and franchises; (c) Do all things necessary to preserve its corporate existence and its qualifications and rights in all jurisdictions where such qualification is necessary or desirable;
(d) Comply with all applicable Legal Requirements; and (e) Protect, maintain and keep in good repair its Property and make all replacements and additions to its Property as may be reasonably necessary to conduct its business properly and efficiently.

       INSURANCE 4.2 Maintain insurance with such reputable financially sound insurers, on such of its Property and personnel, in such amounts and against such risks as is customary with similar Persons or as may be reasonably required by Bank, and furnish Bank satisfactory evidence thereof promptly upon request. These insurance provisions are cumulative of the insurance provisions of the other Loan Documents. With regard to 25% of Borrower's eligible inventory as set forth in the Borrowing Base Report: Bank must be named as a beneficiary, loss payee or additional insured of such insurance and Borrower must provide Bank with copies of the policies of insurance and a certificate of the insurer that the insurance required by this section may not be canceled, reduced or affected in any manner without 30 days' prior written notice to Bank.

       FINANCIAL INFORMATION/BORROWING BASE REPORT 4.3 Furnish to Bank in Proper Form (i) the financial statements prepared in conformity with GAAP on consolidated and consolidating bases and the other information described in, and within the times required by, Exhibit C, Reporting Requirements, Financial Covenants and Compliance Certificate attached hereto and incorporated herein by reference; (ii) the Borrowing Base Report substantially in the form of, and within the time required by, Exhibit A along with the other information required by Exhibit A to be submitted; (iii) within the time required by Exhibit C, Exhibit C signed and certified by the chief financial officer or president of Borrower; (iv) promptly after such request is submitted to the appropriate Governmental Authority, any request for waiver of funding standards or extension of amortization periods with respect to any employee benefit plan; and (v) such other information relating to the financial condition and affairs of the Borrower and guarantors and their Subsidiaries as Bank may reasonably request from time to time in its discretion.

       MATTERS REQUIRING NOTICE 4.4 Notify Bank immediately, upon acquiring knowledge of (a) the institution or threatened institution of any material lawsuit or administrative proceeding which, if adversely determined, might materially adversely affect Borrower; (b) any material adverse change in the assets, liabilities, financial condition, business or affairs of Borrower; (c) any Event of Default; or (d) any reportable event or any prohibited transaction in connection with any employee benefit plan.

       INSPECTION 4.5 Permit Bank and its affiliates to inspect and photograph its Property, to examine and copy its files, books and records, and to discuss its affairs with its officers and accountants, at such times and intervals and to such extent as Bank reasonably desires.

       ASSURANCES 4.6 Promptly execute and deliver any and all further agreements, documents, instruments, and other writings that Bank may request to cure any defect in the execution and delivery of any Loan Document or more fully to describe particular aspects of the agreements set forth or intended to be set forth in the Loan Documents.

       CERTAIN CHANGES 4.7 Notify Bank at least 30 days prior to the date that any of the Parties changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records or the location of any of the Collateral.

       EXHIBIT C 4.8 Comply with each of the other affirmative covenants set forth in Exhibit C.

5. NEGATIVE COVENANTS. The Borrower will not, and no Subsidiary of Borrower will:

       INDEBTEDNESS 5.1 Except as approved by the Bank in writing, create, incur, or permit to exist, or assume or guarantee, directly or indirectly, or become or remain liable with respect to, any Indebtedness, contingent or otherwise unless there is a permitted amount set forth in Exhibit C, except: (a) Indebtedness to Bank, or secured by Liens permitted by this Agreement, (b) Indebtedness otherwise approved in writing by





                               Page 3 of 9 Pages

Bank, and renewals and extensions (but not increases) thereof; (c) current accounts payable and unsecured current liabilities, not the result of borrowing, to vendors, suppliers and Persons providing services, for expenditures for goods and services normally required by it in the ordinary course of business and on ordinary trade terms; (d) operating leases incurred during the ordinary course of business; (e) Indebtedness associated with an acquired entity or Subsidiary as defined in Section 8, and (f) certain loans from Rohm U.S.A., Inc. which are approved by the Bank in writing from time to time.

       LIENS 5.2 Create or permit to exist any Lien upon any of the Collateral, whether now owned or hereafter acquired; or in any manner directly or indirectly sell, assign, pledge or otherwise transfer any of its accounts or other Collateral, except: (a) Liens, not for borrowed money, arising in the ordinary course of business; (b) Liens for taxes not delinquent or being contested in good faith by appropriate proceedings; (c) Liens in effect on the date hereof and disclosed to Bank in writing, so long as neither the indebtedness secured thereby nor the Property covered thereby increases; (d) Liens in favor of Bank, or otherwise approved in writing by Bank. Notwithstanding anything to the contrary herein, Borrower will not, and no Subsidiary of Borrower will permit any Lien on any accounts receivable and inventory that secures the Loans unless Bank shall provide Borrower with Bank's prior written consent; and (e) Liens assumed by Borrower resulting from mergers and acquisitions.

       FINANCIAL AND OTHER COVENANTS 5.3 Fail to comply with the required financial covenants and other covenants described, and calculated as set forth, in Exhibit C. Unless otherwise provided on Exhibit C, all such amounts and ratios will be calculated: (a) on the basis of GAAP; and (b) on a consolidated basis. Compliance with the requirements of Exhibit C will be determined as of the dates of the financial statements to be provided to Bank.

       CORPORATE CHANGES 5.4 Unless approved by the Bank in writing, in any single transaction, directly or indirectly: (a) liquidate or dissolve; (b) be a party to any merger or consolidation affecting more than 10% of the Borrower's total assets; (c) sell or dispose of any interest in any of its Subsidiaries affecting more than 10% of the Borrower's total assets, or permit any of its Subsidiaries to issue any additional equity other than to Borrower; (d) sell, convey or lease all or any substantial part of its assets, except for sale of inventory or equipment in the ordinary course of business; or (e) materially change the number of outstanding shares of Borrower.

       RESTRICTED PAYMENTS 5.5 Unless otherwise permitted on Exhibit C, at any time declare or pay any dividend (except stock dividends and dividends paid to Borrower).

       NATURE OF BUSINESS 5.6 Change the nature of its business or enter into any business which is substantially different from the business in which it is presently engaged.

       AFFILIATE TRANSACTIONS 5.7 Enter into any transaction or agreement with any Affiliate which might materially affect the Borrower's financial condition except upon terms substantially similar to those obtainable from wholly unrelated sources. Note: This provision does not apply for transactions with management of the Borrower which do not materially affect the Borrower's financial condition.

       SUBSIDIARIES 5.8 Form, create, acquire or divest of any Subsidiary if the total purchase price or sales price of any proposed acquisition or sale of Subsidiary exceeds 10% of the total dollar amount of assets of Borrower or the cash portion of the purchase price or sales price exceeds $3,000,000.00.

       LOANS AND INVESTMENTS 5.9 Unless otherwise provided on Exhibit C, make any advance, loan, extension of credit, or capital contribution to or investment in, or purchase, any stock, bonds, notes, debentures, or other securities of, any Person, except: (a) readily marketable direct obligations of the United States of America or any agency thereof with maturities of two years or less from the date of acquisition; (b) fully insured certificates of deposit with maturities of one year or less from the date of acquisition issued by any commercial bank operating in the United States of America having capital and surplus in excess of $50,000,000.00; (c) commercial paper of a domestic issuer if at the time of purchase such paper is rated in one of the two highest rating categories of Standard and Poor's Corporation or Moody's Investors Service; (d) money market mutual funds that invest in items of the type described in (a), (b) and (c) above; and (e) financial instruments purchased from the loan participation programs of either the Bank or Chase Securities, Inc. provided that the instruments purchased through such program are obligations of borrower's which have a rating in one of the two highest rating categories of Standard and Poor's Corporation or Moody's Investors Service.

6. EVENTS OF DEFAULT AND REMEDIES.

       EVENTS OF DEFAULT 6.1 Each of the following is an "Event of Default":

              (a) Any Obligor fails to pay any principal of or interest on the Note or any other obligation under any Loan Document as and when due; or





                               Page 4 of 9 Pages

              (b) Any Obligor or any Subsidiary of Borrower fails to pay at maturity, or within any applicable period of grace, any principal of or interest on any other borrowed money obligation or fails to observe or perform any term, covenant or agreement contained in any agreement or obligation by which it is bound; or

              (c) Any material representation or warranty made in connection with any Loan Document was incorrect, false or misleading when made; or

              (d) Any Obligor violates any covenant contained in any Loan Document; or

              (e) An event of default occurs under any other Loan Document; or

              (f) Final judgment for the payment of money is rendered against Obligor or any Subsidiary of Borrower and remains undischarged for a period of 30 days during which execution is not effectively stayed; or

              (g) The sale, encumbrance or abandonment (except as otherwise expressly permitted by this Agreement) of any of the Collateral or the making of any levy, seizure, garnishment, sequestration or attachment thereof or thereon; or the loss, theft, substantial damage, or destruction of any material portion of such Collateral which is not covered by insurance proceeds for which the Bank is shown as loss payee; or

              (h) Any order is entered in any proceeding against Borrower or any Subsidiary of Borrower decreeing the dissolution, liquidation or split-up thereof, and such order shall remain in effect for 30 days; or

              (i) Any Obligor or any subsidiary of Borrower makes a general assignment for the benefit of creditors or shall petition or apply to any tribunal for the appointment of a trustee, custodian, receiver or liquidate of all or any substantial part of its business, estate or assets or shall commence any proceeding under any bankruptcy, insolvency, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect; or any such petition or application shall be filed or any such proceeding shall be commenced against any Obligor or any subsidiary of Borrower and the Obligor or such subsidiary by any act or omission shall indicate approval thereof, consent thereto or acquiescence therein, or an order shall be entered appointing a trustee, custodian, receiver or liquidator of all or any substantial part of the assets of any Obligor or any subsidiary of Borrower or granting relief to any Obligor or any subsidiary of Borrower or approving the petition in any such proceeding, and such order shall remain in effect for more than 30 days; or any Obligor or any subsidiary of Borrower shall fail generally to pay its debts as they become due or suffer any writ of attachment or execution or any similar process to be issued or levied against it or any substantial part of its property which is not released, stayed, bonded or vacated within 30 days after its issue or levy; or

              (j) Any Obligor or any Subsidiary of Borrower conceals or removes any part of its Property, with intent to hinder, delay or defraud any of its creditors, makes or permits a transfer of any of its Property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or makes any transfer of its Property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or

              (k) A material adverse change occurs in the financial condition of the Borrower or of any Obligor or any Subsidiary of Borrower; or

              (l) Any individual Obligor dies or any Obligor that is not an individual dissolves.

       IF ANY EVENT OF DEFAULT OCCURS, then Bank may do any or all of the following: (1) declare the Obligations to be immediately due and payable without notice of acceleration or of intention to accelerate, presentment and demand or protest, all of which are hereby expressly waived; (2) without notice to any Obligor, terminate the Commitment and accelerate the Termination Date;
(3) set off, in any order, against the indebtedness of Borrower under the Loan Documents any debt owing by Bank to Borrower (whether such debt is owed individually or jointly), including, but not limited to, any deposit account, which right is hereby granted by Borrower to Bank; and (4) exercise any and all other rights pursuant to the Loan Documents, at law, in equity or otherwise.

       REMEDIES CUMULATIVE 6.2 No remedy, right or power of Bank is exclusive of any other remedy, right or power now or hereafter existing by contract, at law, in equity, or otherwise, and all remedies, rights and powers are cumulative.

7. MISCELLANEOUS.

       NO WAIVER 7.1 No waiver of any default or Event of Default will be a waiver of any other default or Event of Default. No failure to exercise or delay in exercising any right or power under any Loan Document will be a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any further or other exercise thereof or the exercise of any other right or power. The making of any Loan during either the existence of any default or Event of Default, or subsequent to the occurrence of an Event of Default will not be a waiver of any such default or Event of Default. No amendment, modification or waiver of any Loan Document will be effective unless the same is in writing and signed by the Person against whom such amendment, modification or waiver is sought to be enforced. No notice to or demand on any Person shall entitle any Person to any other or further notice or demand in similar or other circumstances.

       NOTICES 7.2 All notices required under the Loan Documents shall be in writing and either delivered against receipt therefor, or mailed by registered or certified mail, return receipt requested, in each case addressed to the address shown on the signature page hereof or to such other address as a party may designate. Except for the notices required by Section 2.1, which shall be given only upon actual receipt by Bank, notices shall be deemed to have been given (whether actually received or not) when delivered (or, if mailed, on the next Business Day).





                               Page 5 of 9 Pages

       GOVERNING LAW/ARBITRATION 7.3 (a) UNLESS OTHERWISE SPECIFIED THEREIN, EACH LOAN DOCUMENT IS GOVERNED BY TEXAS LAWS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. To the maximum extent permitted by law, any controversy or claim arising out of or relating to the Loans or any Loan Document, including but not limited to any claim based on or arising from an alleged tort or an alleged breach of any agreement contained in any of the Loan Documents, shall, at the request of any party to the Loan or Loan Documents (either before or after the commencement of judicial proceedings), be settled by mandatory and binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA Rules") and pursuant to Title 9 of the United States Code, or if Title 9 does not apply, the Texas General Arbitration Act. In any arbitration proceeding: (i) all statutes of limitations which would otherwise be applicable shall apply; and
(ii) the proceeding shall be conducted in Austin, Texas, by a single arbitrator if the amount in controversy is $1 million or less, or by a panel of three arbitrators if the amount in controversy (including but not limited to all charges, principal, interest fees and expenses) is over $1 million. Arbitrators are empowered to resolve any controversy by summary rulings substantially similar to summary judgments and motions to dismiss. Arbitrators may order discovery conducted in accordance with the Federal Rules of Civil Procedures. All arbitrators will be selected by the process of appointment from a panel, pursuant to the AAA Rules. Any award rendered in the arbitration proceeding will be final and binding, and judgment upon any such award may be entered in any court having jurisdiction.

       (b) If any party to the Loan or Loan Documents files a proceeding in any court to resolve any controversy or claim, such action will not constitute a waiver of the right of such party or a bar to the right of any other party to seek arbitration under the provisions of this Section or that of any other claim or controversy, and the court shall, upon motion of any party to the proceeding, direct that the controversy or claim be arbitrated in accordance with this Section.

       (c) No provision of, or the exercise of any rights under, this Section shall limit or impair the right of any party to the Loan Documents before, during or after any arbitration proceeding to: (i) exercise self-help remedies including but not limited to setoff or repossession; (ii) foreclose any Lien on or security interest in any Collateral; or (iii) obtain relief from a court of competent jurisdiction to prevent the dissipation, damage, destruction, transfer, hypothecation, pledging or concealment of assets or Collateral including, but not limited to attachments, garnishments, sequestrations, appointments of receivers, injunctions or other relief to preserve the status quo.

       (d) To the maximum extent permitted by applicable law and the AAA Rules, neither Bank nor any Obligor or any Affiliate, officer, director, employee, attorney, or agent of either shall have any liability with respect to, and Bank and each Obligor waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental and consequential damages suffered or incurred by such Person in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents. Each of Bank and each Obligor waives, releases, and agrees not to sue each other or any of their Affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Nothing contained herein, however, shall be construed as a waiver of any Obligor's or the Bank's right to compel arbitration of disputes pursuant to subparagraphs (a) and (b), above.

       (e) Nothing herein shall be considered a waiver of the right or protections afforded Bank by 12 U.S.C. 91, Texas Banking Code Art. 342-609 or any similar statute.

       (f) Each party agrees that any other party may proceed against any other liable Person, jointly or severally, or against one or more of them, less than all, without impairing rights against any other liable Persons. A party shall not be required to join the principal Obligor or any other liable Persons (e.g., sureties or guarantors) in any proceeding against any Person. A party may release or settle with one or more liable Persons as the party deems fit without releasing or impairing right to proceed against any Persons not so released.

       SURVIVAL; PARTIES BOUND; TERM OF AGREEMENT 7.4 All representations, warranties, covenants and agreements made by or on behalf of Borrower in connection with the Loan Documents will survive the execution and delivery of the Loan Documents; will not be affected by any investigation made by any Person, and will bind Borrower and the successors, trustees, receivers and assigns of Borrower and will benefit the successors and assigns of the Bank; provided that Bank's agreement to make Loans to Borrower will not inure to the benefit of any successor or assign of Borrower except for an approved merger or business combination. Except as otherwise provided herein, the term of this Agreement will be until the later of the final maturity of the Note and the full and final payment of all Obligations and all amounts due under the Loan Documents.

       DOCUMENTARY MATTERS 7.5 This Agreement may be executed in several identical counterparts, on separate counterparts; each counterpart will constitute an original instrument, and all separate counterparts will constitute but one and the same instrument. The headings and captions in the Loan Documents have been included solely for convenience and should not be considered in construing the Loan Documents. If any provision of any Loan Document is invalid, illegal or unenforceable in any respect under any applicable





                               Page 6 of 9 Pages
law, the remaining provisions will remain effective. The Loans and all other obligations and indebtedness of Borrower to Bank are entitled to the benefit of the Loan Documents.

       EXPENSES 7.6 Any provision to the contrary notwithstanding, and whether or not the transactions contemplated by this Agreement are consummated, Borrower agrees to pay on demand all reasonable, direct out-of-pocket expenses (including, without limitation, the fees and expenses of counsel for Bank) in connection with the negotiation, preparation, execution, filing, recording, modification, supplementing and waiver of the Loan Documents and the making, servicing and collection of the Loans. Notwithstanding anything contained herein to the contrary, Borrower shall not pay more than $1,500.00 for any single, annual field analysis of Borrower's assets. Borrower agrees to pay Bank's standard Documentation Preparation and Processing Fee for preparation, negotiation and handling of this Agreement not to exceed the amount of $1,500.00. The obligations of the Borrower under this and the Following section will survive the termination of this Agreement.

       INDEMNIFICATION 7.7 THE BORROWER AGREES TO INDEMNIFY, DEFEND AND HOLD BANK HARMLESS FROM AND AGAINST ANY AND ALL LOSS, LIABILITY, OBLIGATION, DAMAGE, PENALTY, JUDGMENT, CLAIM, DEFICIENCY AND EXPENSE (INCLUDING INTEREST, PENALTIES, ATTORNEYS' FEES AND AMOUNTS PAID IN SETTLEMENT) TO WHICH THE BANK MAY BECOME SUBJECT ARISING OUT OF OR BASED UPON THE LOAN DOCUMENTS, OR ANY LOAN, EXCEPT THAT RESULTING FROM BANK'S OWN NEGLIGENCE.

       USURY NOT INTENDED 7.8 Borrower and Bank intend to conform strictly to applicable usury laws. Therefore, the total amount of interest (as defined under applicable law) contracted for, charged or collected under this Agreement or any other Loan Document will never exceed the Highest Lawful Rate. If Bank contracts for, charges or receives any excess interest, it will be deemed a mistake. Bank will automatically reform the Loan Document or charge to conform to applicable law, and if excess interest has been received, Bank will either refund the excess to Borrower or credit the excess on any unpaid principal amount of the Note or any other Loan Document. All amounts constituting interest will be spread throughout the full term of the Loan Document or applicable Note in determining whether interest exceeds lawful amounts.

       NO COURSE OF DEALING 7.9 NO COURSE OF DEALING BY BORROWER WITH BANK, NO COURSE OF PERFORMANCE AND NO TRADE PRACTICES OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE MAY BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS AGREEMENT.

8. DEFINITIONS. Unless the context otherwise requires, capitalized terms used in Loan Documents and not defined elsewhere shall have the meanings provided by GAAP, except as follows:

              Affiliate means, as to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds five percent (5%) or more of any class of voting stock of such Person; or (c) five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Person in question. The "control" means to possess, directly or indirectly, the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. Bank is not under any circumstances to be deemed an Affiliate of Borrower or any of its Subsidiaries.

              Authority Documents means certificates of authority to transact business, certificates of good standing, borrowing resolutions (with secretary's certificate), secretary's certificates of incumbency, and other documents which empower and enable Borrower or its representatives to enter into agreements evidenced by Loan Documents or evidence such authority.

              Business Day means a day when the main office of Bank is open for the conduct of commercial lending business.

              Collateral means all Property, tangible or intangible, real, personal or mixed, now or hereafter subject to Security Documents, or intended so to be.

              Corporation means corporations, partnerships, limited liability companies, joint ventures, joint stock associations, associations, banks, business trusts and other business entities.

              Government Accounts means receivables owed by the U.S. government or by the government of any state, county, municipality, or other political subdivision as to which Bank's security interest or ability to obtain direct payment of the proceeds is governed by any federal or state statutory requirements other than those of the Uniform Commercial Code, including, without limitation, the Federal Assignment of Claims Act of 1940, as amended.

              Governmental Authority means any foreign governmental authority, the United States of America, any state of the United States and any political subdivision of any of the foregoing, and any agency, department, commission, board, bureau, court or other tribunal having jurisdiction over Bank or any Obligor, or any Subsidiary of Borrower or their respective Property.

              Highest Lawful Rate means the maximum rate of interest permitted to be charged by applicable Federal or Texas law (whichever permits the higher lawful rate) from time to time in effect. If Chapter One





                               Page 7 of 9 Pages
       of the Texas Credit Code establishes the Highest Lawful Rate, the Highest Lawful Rate is the "indicated rate ceiling" as defined in that Chapter.

              Indebtedness means and includes (a) all items which in accordance with GAAP would be included on the liability side of a balance sheet, including but not limited to capital leases, on the date as of which Indebtedness is to be determined (excluding capital stock, surplus, surplus reserves and deferred credits); (b) all guaranties, endorsements and other contingent obligations in respect of, or any obligations to purchase or otherwise acquire, Indebtedness of others, and (c) all Indebtedness secured by any Lien existing on any interest of the Person with respect to which indebtedness is being determined, in Property owned subject to such Lien, whether or not the Indebtedness secured thereby has been assumed.

              Legal Requirement means any law, ordinance, decree, requirement, order, judgment, rule, regulation (or interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority.

              Lien shall mean any mortgage, pledge, charge, encumbrance, security interest, collateral assignment or other lien or restriction of any kind, whether based on common law, constitutional provision, statute or contract.

              Loan Documents means this Agreement, the agreements, documents, instruments and other writings contemplated by this Agreement or listed on Annex I, all other assignments, deeds, guaranties, pledges, instruments, certificates and agreements now or hereafter executed or delivered to the Bank pursuant to any of the foregoing, and all amendments, modifications, renewals, extensions, increases and rearrangements of, and substitutions for, any of the foregoing.

              Obligations means all principal, interest and other amounts which are or become owing under this Agreement, the Note or any other Loan Document.

              Obligor means each Borrower and any guarantor, surety, co-signer, general partner or other person who may now or hereafter be obligated to pay all or any part of the Obligations.

              Organizational Documents means, with respect to a corporation, the certificate of incorporation, articles of incorporation and bylaws of such corporation; with respect to a limited liability company, the articles of organization, regulations and other documents establishing such entity, with respect to a partnership, joint venture, or trust, the agreement, certificate or instrument establishing such entity; in each case including all modifications and supplements thereof as of the date of the Loan Document referring to such Organizational Document and any and all future modifications thereof which are consented to by Bank.

              Parties means all Persons other than Bank executing any Loan Document.

              Person means any individual, Corporation, trust, unincorporated organization, Governmental Authority or any other form of entity.

              Proper means in form and substance satisfactory to the Bank.

              Property means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

              Security Documents means those Security Agreements listed on Annex I and all supplements, modifications, amendment, extensions thereof and all other agreements hereafter executed and delivered to Bank to secure the Loans.

              Subordinated Debt means any Indebtedness subordinated to Indebtedness due Bank pursuant to a written subordination agreement in Proper Form by and among Bank, subordinated creditor and Borrower which at a minimum must prohibit: (a) any action by subordinated creditor which will result in an occurrence of an Event of Default or default under this Agreement, the subordination agreement or the subordinated Indebtedness; and (b) upon the happening of any Event of Default or default under any Loan Document, the subordination agreement, or any instrument evidencing the subordinated Indebtedness (i) any payment of principal and interest on the subordinated Indebtedness; (ii) any act to compel payment of principal or interest on subordinated Indebtedness; and (iii) any action to realize upon any Property securing the subordinated Indebtedness.

              Subsidiary means, as to a particular parent Corporation, any Corporation of which 50% or more of the indicia of equity rights is at the time directly or indirectly owned by such parent Corporation or by one or more Persons controlled by, controlling or under common control with such parent Corporation.

              Tangible Net worth means as at any date, Net Worth less capitalized research and development costs, capitalized interest, debt discount and expense, goodwill, patents, trademarks, copyrights, franchises, licenses and such other assets as are properly classified as "intangible assets."

       THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN BANK AND THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR,
CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF BANK AND THE PARTIES.





                               Page 8 of 9 Pages

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN BANK AND THE PARTIES.

       IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.



BORROWER:  XETEL CORPORATION

By:  /s/ RICHARD S. CHILINSKI
    ----------------------------------------------------------------------------
Name:  Richard S. Chilinski
      --------------------------------------------------------------------------
Title:  Vice President, Chief Financial Officer and Assistant Secretary
       -------------------------------------------------------------------------
Address:  2525 Brockton Dr. Austin, TX 78758
         -----------------------------------------------------------------------

BANK:  TEXAS COMMERCE BANK NATIONAL ASSOCIATION

By:  /s/ RALPH T. BEASLEY
    ----------------------------------------------------------------------------
Name:  Ralph T. Beasley
      --------------------------------------------------------------------------
Title:  Vice President
       -------------------------------------------------------------------------
Address:  700 Lavaca Austin, TX 78701
         -----------------------------------------------------------------------


EXHIBITS:                                  ANNEXES:
  A Borrowing Base Report                    I Loan Documents
  B Request for Loan                         II Subsidiaries
  C Reporting Requirements, Financial Covenants, and Compliance Certificate





                               Page 9 of 9 Pages

                        SECURITY AGREEMENT -- INVENTORY
                               (this "Agreement")

XETEL CORPORATION
2525 Brockton Drive
Austin, Travis County, Texas 78758
("Debtor"), and

TEXAS COMMERCE BANK NATIONAL ASSOCIATION
("Secured Party"), agree as follows:

1. DEFINITIONS. (a) "Collateral" means all Inventory, all Accounts and all Proceeds, together with all books and records of Debtor, whether in paper or electronic form, relating to the Collateral. "Inventory" means all inventory, including without limitation materials, supplies, returned or repossessed goods, goods in transit and goods held by others under lease, consignment or other arrangements, and all documents or certificates of title relating to the foregoing. "Accounts" means all accounts, general intangibles, instruments, negotiable documents, chattel paper and deposit accounts arising in connection with the Inventory. (b) "Obligations" means all debts, obligations and liabilities of every kind and character of Debtor, whether joint or several, contingent or otherwise, now or hereafter existing in favor of Secured Party, including without limitation all liabilities arising under or from any note, open account, overdraft, letter of credit application, endorsement, surety agreement, guaranty, interest rate swap or other derivative product, acceptance, foreign exchange contract or depository service contract, whether payable to Secured Party or to a third party and subsequently acquired by Secured Party. Debtor and Secured Party specifically contemplate that Debtor may hereafter become further indebted to Secured Party. (c) "Past Due Rate" means the lesser of the highest nonusurious rate of interest that Secured Party may contract for, charge or receive under applicable law, or the prime rate plus 3%. (d) "Proceeds" means all products and proceeds, in cash or otherwise, of all other Collateral. (e) "Security Interest" means the security interests created by this Agreement. (f) "UCC" means the Texas Uniform Commercial Code, as amended from time to time. All terms defined in the UCC are used in this Agreement as defined in the UCC unless otherwise defined in this Agreement.

2. CREATION OF SECURITY INTEREST. To secure the payment and performance of the Obligations, Debtor grants to Secured Party a security interest in and assigns to Secured Party all Collateral which Debtor owns or later acquires.

3. DEBTOR'S REPRESENTATIONS. (a) Debtor is the sole lawful owner of the Collateral, free and clear of all encumbrances, and has the right and power to transfer the Collateral to Secured Party. No financing statement covering the Collateral, other than in favor of Secured Party, is on file in any public office. (b) This Agreement constitutes the legal, valid and binding obligation of Debtor, enforceable in accordance with its terms. (c) The Collateral and the Debtor's production, sale and use thereof comply with all applicable laws, rules and regulations (including without limitation the Fair Labor Standards
Act), and Debtor has obtained any consents necessary to execute, deliver and perform its obligations under this Agreement. (d) The address set forth above is Debtor's place of business, if Debtor has only one place of business, Debtor's chief executive office, if Debtor has more than one place of business, or Debtor's residence, if Debtor has no place of business. (e) The Collateral is free from damage caused by fire or other casualty. (f) Except as disclosed on attached schedules, no Collateral is covered by a certificate of title or subject to a certificate of title law.

4. DEBTORS AGREEMENTS. (a) Debtor will warrant and defend its title to and Secured Party's interest in the Collateral against any adverse claimant. Debtor will promptly take all reasonable and appropriate steps to collect the Accounts. Debtor will not agree to a material modification of the terms of any Account without the written consent of Secured Party. (b) Notwithstanding the security interest in Proceeds granted herein, Debtor will not sell, transfer, assign or otherwise dispose of any interest in the Collateral, except as authorized in this Agreement or in writing by Secured Party, and Debtor will keep the Collateral (including Proceeds) free from unpaid charges, including taxes and assessments, and from all encumbrances other than those in favor of Secured Party. Debtor may sell or lease Inventory in the ordinary course of business. Sale in the ordinary course of business does not include a transfer in total or partial satisfaction of a debt. (c) Secured Party may require that Debtor (i) deposit all payments on the Accounts in a special bank account over which Secured Party alone has power of withdrawal, and (ii) direct each account debtor to send remittances to an address designated by Secured Party. Secured Party may hold the funds in the account as security, or apply the funds to pay the Obligations. (d) Debtor will furnish Secured Party all information Secured Party may request with respect to the Collateral. Debtor will notify Secured Party promptly of any event that could have a material adverse effect on the aggregate value of the Collateral or on the Security Interest, or any change in Debtor's location, name, identity or organizational structure. (e) Debtor will keep accurate books and records regarding the Collateral and will allow Secured Party to inspect the Collateral and to inspect and make copies (including electronic copies) of its books and records during regular business hours. Secured Party may make test verifications of the Collateral.

5. FURTHER ASSURANCES. Secured Party may file this Agreement or any financing statements wherever Secured Party believes necessary to perfect the Security Interest. A photographic or other reproduction of this Agreement or any financing statement relating to this Agreement will be sufficient as a financing statement. Debtor authorizes Secured Party and irrevocably appoints Secured Party as Debtor's attorney-in-fact to file any financing statement (including any amendments) relating to this Agreement electronically, and Secured Party's transmission of Debtor's name as part of any filing relating to this Agreement will constitute Debtor's signature on the financing statement. Debtor will take such action as Secured Party may at any time require to protect, assure or enforce the Security Interest. If any Collateral is located on or in leased property, Debtor will furnish Secured Party an executed landlord's waiver satisfactory to Secured Party. Debtor will promptly deliver to Secured Party any part of the Collateral that constitutes instruments, and will make a designation on all of its chattel paper, instruments and negotiable documents to reflect the Security Interest.

6. DEBTOR'S USE OF COLLATERAL; INSURANCE. (a) Debtor will keep the Inventory at
       (i) 2525 Brockton Drive, Austin, Travis County, TX; and/or
       (ii) 310 Regal Row, Dallas, Dallas County, TX

(a) Debtor will properly maintain the Inventory and will comply with all applicable laws, rules and regulations in the use, sale and production of the Inventory (including without limitation the Fair Labor Standards Act). (c) DEBTOR WILL MAINTAIN INSURANCE ON THE COLLATERAL against all customary risks for goods of the same type and use, including without limitation fire and theft, and any other risks designated by Secured Party. DEBTOR MAY FURNISH INSURANCE THROUGH EXISTING POLICIES DEBTOR OWNS OR CONTROLS OR THROUGH NEW POLICIES ISSUED BY ANY COMPANY AUTHORIZED TO TRANSACT BUSINESS IN TEXAS. With regard to 25% of Borrower's eligible inventory: Secured Party will be named on a customary loss payee endorsement to all such insurance, providing for payment to Secured Party and Debtor (and no other person) as their interests appear, and providing for at least 30 days written notice to Secured Party before cancellation. Secured Party is irrevocably appointed attorney in fact for Debtor to obtain, adjust, settle and cancel such insurance. Secured Party may apply all proceeds of insurance to repayment of the Obligations, whether Debtor is in default or not.

7. COSTS AND EXPENSES. Debtor will pay, or reimburse Secured Party for, all costs and expenses of every character incurred from time to time in connection with this Agreement (including all modifications and renewals) and the Obligations, including costs and expenses incurred (a) for mortgage or recording taxes, (b) to satisfy any obligation of Debtor under this Agreement or to protect the Collateral, (c) in connection with the evaluation, monitoring or administration of the Obligations or the Collateral (whether or not an Event of Default has occurred), and (d) in connection with the exercise of Secured Party's rights and remedies. Costs and expenses include reasonable fees and expenses of outside counsel and other outside professionals and charges imposed for the services of attorneys and other professionals employed by Secured Party or its affiliates. Any amount owing under this Section will be due and payable on demand and will bear interest from the date of expenditure by Secured Party until paid at the Past Due Rate. If any part of the Obligations is governed by Chapter 3, 4, 5 or 15 of the Texas Credit Code, this Section is limited to the extent required by such provisions.

8. SECURED PARTY'S RIGHTS AND REMEDIES. After an Event of Default (as defined in the Credit Agreement of even date herewith entered into by and between Debtor as Borrower and Secured Party as Bank) occurs, Secured Party will have all rights and remedies of a secured party after default under the UCC and other applicable law. Secured Party may, without waiving any default, do anything Debtor is required to do by this Agreement but fails to do. Secured Party may require Debtor to assemble the Collateral and make it available at a reasonably convenient place Secured Party designates. Except for the safe custody of any Collateral in its possession and accounting for moneys actually received by it, Secured Party will have no duty as to any Collateral, including any duty to preserve rights against prior parties. Debtor irrevocably appoints Secured
Party Debtor's attorney-in-fact to endorse any checks or other instruments included in the Collateral, or to take other action to enforce, collect or compromise the Collateral. Secured Party is not required to take possession of any Collateral prior to any sale, nor to have any Collateral present at any sale. Secured Party may sell part of the Collateral without waiving its right to proceed against the remaining Collateral. If any sale is not completed or is defective in the opinion of Secured Party, Secured Party may make a subsequent sale of the same Collateral. Any bill of sale or other instrument evidencing any foreclosure sale will be prima facie evidence of factual matters stated or recited therein. If a sale of Collateral is conducted in conformity with customary practices of banks disposing of similar property, the sale will be deemed commercially reasonable, but Secured Party will have no obligation to advertise or to sell Collateral on credit. Written notice to Debtor mailed 10 days prior to public or private sale is reasonable notice. By exercising its rights, Secured Party will not become liable for, and Debtor will not be released from, any of Debtor's duties or obligations under the contracts and agreements included in the Collateral. Secured Party may purchase Collateral at any public sale, and may credit the purchase price against the Obligations. All remedies in this Agreement are cumulative of any and all other legal, equitable or contractual remedies available to Secured Party. Debtor WAIVES any rights to a marshalling of assets or sale in inverse order of alienation, and any rights to notice except as provided in the UCC.

9. ADDITIONAL AGREEMENTS. (a) This Agreement will remain in effect until the Secured Party executes and delivers to Debtor a written termination statement.
(b) No modification or waiver of the terms of this Agreement will be effective unless in writing and signed by Secured Party. Secured Party may waive any default without waiving any other prior or subsequent default. Secured Party's failure to exercise or delay in exercising any right under this Agreement will not operate as a waiver of such right. No single or partial exercise of any right under this Agreement will preclude any other or further exercise of that right or any other right. (c) Any notice required or permitted under this Agreement will be given in writing by United States mail, by hand delivery or delivery service, or by telegraphic, telex, telecopy or cable communication, sent to the intended addressee at the address shown in this Agreement, or to such different address as the addressee designates by 10 days notice. Notice by United States mail will be effective when mailed. All other notices will be effective when received. Written confirmation of receipt will be conclusive.
(d) If any provision of this Agreement is unenforceable or invalid, that provision will not affect the enforceability or validity of any other provision. If the application of any provision of this Agreement to any person or circumstance is illegal or unenforceable, that application will not affect the legality or enforceability of the provision as to any other person or circumstance. (e) If more than one person executes this Agreement as Debtor, their obligations under this Agreement are joint and several, and the term Collateral includes any property described in Section 1 that is owned by any Debtor individually or jointly with any other Debtor and the term "Obligations" includes both several and joint obligations of each debtor. (f) The section headings in this Agreement are for convenience only and shall not be considered in construing this Agreement. (g) This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which will constitute one and the same agreement. (h) This Agreement benefits the Secured Party and its successors and assigns and is binding on Debtor and its heirs, legal representatives, successors and assigns. (i) If any of the Obligations are subject to Chapter 3, 4, 5 or 15 of the Texas Credit Code or Regulation AA of the Board of Governors of the Federal Reserve System (collectively, the "Consumer Restrictions"), (1) nothing in this Agreement waives any rights which cannot be legally waived under the Consumer Restrictions, and (2) the Collateral does not include any assignment of wages or any non-possessory, non-purchase money security interest in household goods.
(j) THIS AGREEMENT IS GOVERNED BY THE LAWS OF THE STATE OF TEXAS. (k) Secured Party is executing this Agreement for the purpose of acknowledging the following notice, and Secured Party's failure to execute this Agreement will not invalidate this Agreement.

THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. Executed to be effective as of August 23, 1996.



DEBTOR: XETEL CORPORATION

By:  /s/ RICHARD S. CHILINSKI
    ---------------------------------------
Name:  Richard S. Chilinski
      -------------------------------------
Title: Vice President, Chief Financial
       Officer and Assistant Secretary
       ------------------------------------
Date:  8/26/96
      -------------------------------------


SECURED PARTY: TEXAS COMMERCE BANK NATIONAL ASSOCIATION

By:  /s/ RALPH T. BEASLEY
    ---------------------------------------
Name:  Ralph T. Beasley
      -------------------------------------
Title:  Vice President
       ------------------------------------

                         SECURITY AGREEMENT -- ACCOUNTS
                               (this "Agreement")

XETEL CORPORATION
2525 Brockton Drive
Austin, Travis County, Texas 78758
("Debtor"), and

TEXAS COMMERCE BANK NATIONAL ASSOCIATION
("Secured Party"), agree as follows:

1. DEFINITIONS. (a) "Collateral" means all Accounts and all Proceeds, together with all books and records of Debtor, whether in paper or electronic form, relating to the Collateral. "Accounts" means all accounts, instruments, negotiable documents and chattel paper. (b) "Obligations" means all debts, obligations and liabilities of every kind and character, whether joint or several, contingent or otherwise, of Debtor now or hereafter existing in favor of Secured Party, including without limitation all liabilities arising under or from any note, open account, overdraft, letter of credit, endorsement, surety agreement, guaranty, interest rate swap, or other derivative produce, acceptance, foreign exchange contract or depository service contract, whether payable to Secured Party or to a third party and subsequently acquired by Secured Party. Debtor and Secured Party specifically contemplate that Debtor may hereafter become further indebted to Secured Party. (c) "Past Due Rate" means the lesser of the highest nonusurious rate of interest that Secured Party may contract for, charge or receive under applicable law, or the Prime Rate plus 3%. (d) "Prime Rate" means the rate of interest per annum publicly announced from time to time by the Secured Party as its prime rate in effect at its principal office in Houston, Texas. The Prime Rate is not intended to be the lowest rate of interest charged by the Secured Party in connection with extensions of credit to debtors. (e) "Proceeds" means the rights and interests of Debtor in goods, the sale and delivery of which give rise to any Account, including all returned or repossessed goods, and all products and proceeds, in cash or otherwise, of all Collateral. (f) "Security Interest" means the security interests created by this Agreement. (g) "UCC" means the Texas Uniform Commercial Code, as amended from time to time. All terms defined in the UCC are used in this Agreement as defined in the UCC unless otherwise defined in this Agreement.

2. CREATION OF SECURITY INTEREST. To secure the payment and performance of the Obligations, Debtor grants to Secured Party a security interest in and assigns to Secured Party all Collateral which Debtor owns or later acquires.

3. DEBTOR'S REPRESENTATIONS AND WARRANTIES. (a) Debtor is the sole lawful owner of the Collateral, free and clear of all encumbrances, and has the right and power to transfer the Collateral to Secured Party. No financing statement covering the Collateral, other than in favor of Secured Party, is on file in any public office. (b) This Agreement constitutes the legal, valid and binding obligation of Debtor, enforceable in accordance with its terms. (c) The Collateral and the Debtor's use thereof comply with all applicable laws, rules and regulations, and Debtor has obtained any consents necessary to execute, deliver and perform its obligations under this Agreement. (d) The address set forth above is Debtor's place of business, if Debtor has only one place of business, Debtor's chief executive office, if Debtor has more than one place of business, or Debtor's residence, if Debtor has no place of business.

4. DEBTOR'S AGREEMENTS. (a) Debtor will warrant and defend its title to and Secured Party's interest in the Collateral against any adverse claimant. Debtor will promptly take all reasonable and appropriate steps to collect the Collateral. Debtor will not agree to a material modification of the terms of any Account without the written consent of Secured Party. (b) Notwithstanding the security interest in Proceeds granted herein, Debtor will not sell, transfer, assign or otherwise dispose of any interest in the Collateral, except as authorized in this Agreement or in writing by Secured Party, and Debtor will keep the Collateral (including Proceeds) free from unpaid charges, including taxes and assessments, and from all encumbrances other than those in favor of Secured Party. (c) Secured Party may require that Debtor (i) deposit all payments on the Accounts in a special bank account over which Secured Party alone has power of withdrawal, and (ii) direct each account debtor to send remittances to an address designated by Secured Party. Secured Party may hold the funds in the account as security, or apply the funds to pay the Obligations. (d) Debtor will furnish Secured Party all information Secured Party may request with respect to the Collateral. Debtor will notify Secured Party promptly of any event that could have a material adverse effect on the aggregate value of the Collateral or on the Security Interest, or any change in Debtor's location, name, identity or organizational structure. (e) Debtor will keep accurate books and records regarding the Collateral and will allow Secured Party to inspect and make copies (including electronic copies) of its books and records during regular business hours. Secured Party may make test verifications of the Collateral.

5. FURTHER ASSURANCES. Secured Party may file this Agreement or any financing statements wherever Secured Party believes necessary to perfect the Security Interest. A photographic or other reproduction of this


XETEL CORPORATION, August 23, 1996

Agreement or any financing statement relating to this Agreement will be sufficient as a financing Statement Debtor authorizes Secured Party and irrevocably appoints Secured Party as Debtor's attorney-in-fact to file any financing statement (including any amendments) relating to this Agreement electronically, and Secured Party's transmission of Debtor's name as part of any filing relating to this Agreement will constitute Debtor's signature on the financing statement. Debtor will take such action as Secured Party may at any time require to protect, assure or enforce the Security Interest. Debtor will promptly deliver to Secured Party any part of the Collateral that constitutes instruments, and will make a designation on all of its chattel paper, instruments and negotiable documents to reflect the Security Interest.

6. COSTS AND EXPENSES. Debtor will pay, or reimburse Secured Party for, all costs and expenses of every character incurred from time to time in connection with this Agreement (including all modifications and renewals) and the Obligations, including costs and expenses incurred (a) for mortgage or recording taxes, (b) to satisfy any obligation of Debtor under this Agreement or to protect the Collateral, (c) in connection with the evaluation, monitoring or administration of the Obligations or the Collateral (whether or not an Event of Default has occurred), and (d) in connection with the exercise of Secured Party's rights and remedies. Costs and expenses include reasonable fees and expenses of outside counsel and other outside professionals and charges imposed for the services of attorneys and other professionals employed by Secured Party or its affiliates. Any amount owing under this Section will be due and payable on demand and will bear interest from the date of expenditure by Secured Party until paid at the Past Due Rate. If any part of the Obligations is governed by Chapter 3, 4, 5 or 15 of the Texas Credit Code, this Section is limited to the extent required by those chapters.

7. SECURED PARTY'S RIGHTS AND REMEDIES. After an Event of Default (as defined in the Credit Agreement of even date herewith entered into by and between Debtor as Borrower and Secured Party as Bank) occurs, Secured Party will have all rights and remedies of a secured party after default under the UCC and other applicable law. Secured Party may, without waiving any default, do anything Debtor is required to do by this Agreement and fails to do. Secured Party may require Debtor to assemble the Collateral and make it available at a reasonably convenient place Secured Party designates. Except for the safe custody of any Collateral in its possession and accounting for moneys actually received by it, Secured Party will have no duty as to any Collateral, including any duty to preserve rights against prior parties. Debtor irrevocably appoints Secured Party Debtor's attorney-in-fact to endorse any checks or other instruments included in the Collateral, or to take any other action to enforce, collect or compromise the Collateral. Secured Party is not required to take possession of any Collateral prior to any sale, nor to have any Collateral present at any sale. Secured Party may sell part of the Collateral without waiving its right to proceed against the remaining Collateral. If any sale is not completed or is defective in the opinion of Secured Party, Secured Party may make a subsequent sale of the same Collateral. Any bill of sale or other instrument evidencing any foreclosure sale will be prima facie evidence of factual matters stated or recited therein. If a sale of Collateral is conducted in conformity with customary practices of banks disposing of similar property, the sale will be deemed commercially reasonable, but Secured Party will have no obligation to advertise or to sell Collateral on credit. Written notice to Debtor mailed 10 days prior to public or private sale is reasonable notice. By exercising its rights, Secured Party will not become liable for, and Debtor will not be released from, any of Debtor's duties or obligations under the contracts and agreements included in the Collateral. Secured Party may purchase Collateral at any public sale, and may credit the purchase price against the Obligations. All remedies in this Agreement are cumulative of any and all other legal, equitable or contractual remedies available to Secured Party. Debtor WAIVES any rights to a marshalling of assets or sale in inverse order of alienation, and any rights to notice except as provided in the UCC.

8. ADDITIONAL AGREEMENTS. (a) This Agreement will remain in effect until the Secured Party executes and delivers to Debtor a written termination statement.
(b) No modification or waiver of the terms of this Agreement will be effective unless in writing and signed by Secured Party. Secured Party may waive any default without waiving any other prior or subsequent default. Secured Party's failure to exercise or delay in exercising any right under this Agreement will not operate as a waiver of such right. No single or partial exercise of any right under this Agreement will preclude any other or further exercise of that right or any other right. (c) Any notice required or permitted under this Agreement will be given in writing by United States mail, by hand delivery or delivery service, or by telegraphic, telex, telecopy or cable communication, sent to the intended addressee at the address shown in this Agreement, or to such different address as the addressee designates by 10 days notice. Notice by United States mail will be effective when mailed. All other notices will be effective when received. Written confirmation of receipt will be conclusive.
(d) If any provision of this Agreement is unenforceable or invalid, that provision will not affect the enforceability or validity of any other provision. If the application of any provision of this Agreement to any person or circumstance is illegal or unenforceable, that application will not affect the legality or enforceability of the provision as to any other person or circumstance. (e) If more than one person executes this Agreement as Debtor, their obligations under this Agreement are joint and several, and the term Collateral includes any property described in Section I that is owned by any Debtor individually or jointly with any other Debtor and the term "Obligations" includes both several and joint obligations of each Debtor. (f) The section headings in this Agreement are for convenience only and shall not be considered in construing this Agreement. (g) This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which will constitute one and the same agreement. (h) This Agreement benefits the





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Secured Party and its successors and assigns and is binding on Debtor and its heirs, legal representatives, successors and assigns. (i) If any of the Obligations are subject to Chapter 3, 4, 5 or 15 of the Texas Credit Code or Regulation AA of the Board of Governors of the Federal Reserve System (collectively, the "Consumer Restrictions"), (1) nothing in this Agreement waives any rights which cannot be legally waived under the Consumer Restrictions, and (2) the Collateral does not include any assignment of wages or any non-possessory, non-purchase money security interest in household goods.
(j) THIS AGREEMENT IS GOVERNED BY THE LAWS OF THE STATE OF TEXAS. (k) Secured Party is executing this Agreement for the purpose of acknowledging the following notice, and Secured Party's failure to execute this Agreement will not invalidate this Agreement.

THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


DEBTOR: XETEL CORPORATION

By:  /s/ RICHARD S. CHILINSKI
    ---------------------------------------
Name:  Richard S. Chilinski
      -------------------------------------
Title: Vice President, Chief Financial
       Officer and Assistant Secretary
       ------------------------------------
Date:  8/26/96
      -------------------------------------


SECURED PARTY: TEXAS COMMERCE BANK NATIONAL ASSOCIATION

By:  /s/ RALPH T. BEASLEY
    ---------------------------------------
Name:  Ralph T. Beasley
      -------------------------------------
Title:  Vice President
       ------------------------------------





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